As Filed with the Securities and Exchange
Commission on May 7, 1999.
                                                          Registration No. 333-
===============================================================================
                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                                  CONAGRA, INC.
             (Exact Name of Registrant as Specified in its Charter)

              Delaware                                    47-0248710
    (State or Other Jurisdiction                        (I.R.S. Employer
  of Incorporation or Organization)                    Identification No.)

             ConAgra, Inc.
          One ConAgra Drive
           Omaha, Nebraska                                 68102-5001
(Address of Principal Executive Offices)                   (Zip Code)
                           --------------------------

                     PLAN FOR ASSUMPTION OF GOODMARK OPTIONS
                            (Full Title of the Plan)
                           --------------------------

                James P. O'Donnell, Executive Vice President and
                 Chief Financial Officer and Corporate Secretary
                                  ConAgra, Inc.
                                One ConAgra Drive
                           Omaha, Nebraska 68102-5001
                     (Name and Address of Agent for Service)

                                  402-595-4000
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
Title of securities        Amount to                Proposed maximum               Proposed maximum                Amount of
to be registered           be registered            offering price per             aggregate offering              registration
                                                    unit (1)                       price(1)                        fee
-------------------------------------------------------------------------------------------------------------------------------
Common
Stock                      500,000                  $ 25.06                        $ 12,530,000                     $3,483

1. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low sales prices as reported on the New York Stock Exchange Composite Transactions List on May 6, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

         As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in
Part I will be delivered to the participants in the Plan as required by Securities Act Rule 428(b). Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

         On July 31, 1998, ConAgra, Inc. ("ConAgra") acquired GoodMark Foods, Inc. ("GoodMark") and assumed certain options previously granted by GoodMark. The assumed options are exercisable for ConAgra common stock. This registration statement covers the shares of ConAgra common stock issuable upon such option exercises.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         ConAgra, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

         (a) Annual Report on Form 10-K for the year ended May 31, 1998 with Items 7 and 8 therein and Schedule II and Exhibit 11 thereto as restated in Current Report on Form 8-K dated September 29, 1998;

         (b) Quarterly Reports on Form 10-Q for the quarters ended August 30, 1998, November 29, 1998 and February 28, 1999; and

         (c) The description of the Company's common stock contained in Registration Statements on Form 8-A filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.


Item 6.  Indemnification of Directors and Officers

         Pursuant to Article V of the Certificate of Incorporation of the Company, the Company shall, to the extent required, and may, to the extent permitted, by Section 102 and Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. No director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, a director shall continue to be liable for (i) any breach of a director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) paying a dividend or approving a stock repurchase which would violate Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit.

         The  By-Laws of the  Company  provide  for  indemnification  of Company officers and  directors  against all  expenses,  liability or losses  reasonably incurred or suffered by them to the extent legally permissible under the Delaware General Corporation Law where any such person was, is, or threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact he was serving the Company in such capacity. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

         The Company also maintains a director and officer insurance policy which insures the Company, its subsidiaries and their elected officers and directors against damages, judgments, settlements and costs incurred by reason of wrongful acts committed by such persons in their capacities as officers and directors.

Item 8.  Exhibits

         4.1      -   ConAgra's   Certificate  of  Incorporation,   as  amended,
                      incorporated by reference to ConAgra's annual report on Form 10-K for the fiscal year ended May 26, 1996.

         4.2      -   ConAgra's Bylaws, as amended, incorporated by reference to
                      ConAgra's quarterly report on Form 10-Q for the quarter ended February 28, 1999.

         4.3      -   Rights  Agreement  dated July 12,  1996,  incorporated  by reference  to ConAgra's  current  report on Form 8-K dated
                      July 12, 1996.

         4.4      -   Certificate of Adjustment  dated October 1, 1997 to Rights
                      Agreement,   incorporated   by   reference   to  ConAgra's
                      quarterly report on Form 10-Q for the quarter ended August
                      24, 1997.

         4.5      -   Amendment to Rights  Agreement  dated as of July 10, 1998, incorporated by reference to ConAgra's annual report on Form 10-K for the fiscal year ended May 31, 1998.

         4.6      -   Form  of  Common  Stock   Certificate,   incorporated   by
                      reference to ConAgra's  Registration Statement on Form S-3
                      (33-63081).

         5        -   Opinion of McGrath, North, Mullin & Kratz, P.C.

         10.1     -   Plan for Assumption of GoodMark Options

         23.1     -   Consent of Deloitte & Touche

         23.2     -   Consent of McGrath,  North, Mullin & Kratz, P.C. (included as part of Exhibit 5)

         24       -   Powers of Attorney for Directors of the Company


Item 9.  Undertakings

         A.       The undersigned Registrant hereby undertakes:

                  (1)    To file, during any period in which offers or sales are
                         being  made,   a   post-effective   amendment  to  this
                         Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered thereon, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, and the State of Nebraska, on this 7th day of May, 1999.

                                    CONAGRA, INC.

                                     /s/ Bruce C. Rohde
                                    Bruce C. Rohde
                                    President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 7th day of May, 1999 by the following persons in the capacities indicated.

         Signature                       Title

/s/ Bruce C. Rohde
_________________________       President, Chief Executive
Bruce C. Rohde                  Officer and Director

/s/ James P. O'Donnell
_________________________       Executive Vice President,
James P. O'Donnell              Chief Financial Officer and Corporate Secretary
                                (Principal Financial Officer)

/s/ Jay Bolding
_________________________       Vice President,
Jay Bolding                     Corporate Controller
                                (Principal Accounting Officer)

Philip B. Fletcher*             Director
C. M. Harper*                   Director
Robert A. Krane*                Director
Mogens Bay*                     Director
Carl E. Reichardt*              Director
Ronald W. Roskens*              Director
Marjorie M. Scardino*           Director
Walter Scott, Jr.*              Director
Kenneth E. Stinson*             Director
Thomas R. Williams*             Director
Clayton K. Yeutter*             Director

* This Registration Statement has been signed by the undersigned as attorney-in-fact on behalf of each person so indicated pursuant to a power of attorney duly executed by each such person.

                                                   /s/ Bruce C. Rohde
                                                   _________________________
                                                   Bruce C. Rohde
                                                   Attorney-in-Fact

                                Index to Exhibits


Exhibit No.                                 Exhibit

         4.1      -   ConAgra's   Certificate  of  Incorporation,   as  amended,
                      incorporated by reference to ConAgra's annual report on Form 10-K for the fiscal year ended May 26, 1996.

         4.2      -   ConAgra's Bylaws, as amended, incorporated by reference to
                      ConAgra's quarterly report on Form 10-Q for the quarter ended February 28, 1999.

         4.3      -   Rights  Agreement  dated July 12,  1996,  incorporated  by reference  to ConAgra's  current  report on Form 8-K dated
                      July 12, 1996.

         4.4      -   Certificate of Adjustment  dated October 1, 1997 to Rights
                      Agreement,   incorporated   by   reference   to  ConAgra's
                      quarterly report on Form 10-Q for the quarter ended August
                      24, 1997.

         4.5      -   Amendment to Rights  Agreement  dated as of July 10, 1998, incorporated by reference to ConAgra's annual report on Form 10-K for the fiscal year ended May 31, 1998.

         4.6      -   Form  of  Common  Stock   Certificate,   incorporated   by
                      reference to ConAgra's  Registration Statement on Form S-3
                      (33-63081).

         5        -   Opinion of McGrath, North, Mullin & Kratz, P.C.

         10.1     -   Plan for Assumption of GoodMark Options

         23.1     -   Consent of Deloitte & Touche

         23.2     -   Consent of McGrath,  North, Mullin & Kratz, P.C. (included as part of Exhibit 5)

         24       -   Powers of Attorney for Directors of the Company